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                          INDEPENDENT AUDITORS' CONSENT


Flag Investors International Fund, Inc.


We consent to the use in Post-Effective Amendment No. 19 to the Registration Statement No. 33-8479 of the Flag Investors International Fund, Inc. of our report dated November 30, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is part of such Registration Statement.



/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Princeton, NJ
December 28, 1998